GLOBAL PAYMENTS INC.
PERFORMANCE UNIT AWARD CERTIFICATE

Non-transferable

G R A N T T O
________________________
(“Grantee”)

by Global Payments Inc. (the “Company”) of Performance Units (the “Performance Units”) representing the right to earn, on a one-for-one basis, shares of the Company’s no par value common stock (“Shares”), pursuant to and subject to the provisions of the Global Payments Inc. 2011 Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following pages of this award certificate (the “Certificate”).

The maximum number of Shares subject to this award is [insert maximum award] (the “Maximum Award”). Depending on the Company’s achievement of positive Operating Income and certain synergy targets over the Performance Period related to the Transaction (each as defined herein), Grantee may earn from 0% to 100% of the Maximum Award in accordance with the matrix attached hereto as Exhibit A and the terms and conditions of this Certificate.

By accepting this Award, Grantee shall be deemed to have agreed to the terms and conditions of this Certificate and the Plan.

IN WITNESS WHEREOF, Global Payments Inc., acting by and through its duly authorized officers, has caused this Certificate to be executed.

GLOBAL PAYMENTS INC.	Grant Date: 6/8/2016 Grant Number:
By: __________________________ Its: Authorized Officer	Accepted by Grantee: __________________________

TERMS AND CONDITIONS
1.    Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan. In addition, for purposes of this Certificate:
(i) “Conversion Date” means August 31, 2018, provided that the Committee has previously certified the Company’s achievement of positive Operating Income and the Synergy Targets, as more fully described in Exhibit A attached hereto.
(ii) “Operating Income Measurement Period” means the period commencing on June 1, 2016 and ending on May 31, 2017.
(iii)    “Operating Income” means “operating income” for the Operating Income Measurement Period, calculated in the same manner as provided in the Company’s Consolidated Statements of Income covering such period, as incorporated in the Company’s filings with the Securities and Exchange Commission, except that for the purpose of this Certificate, Operating Income will be rounded up or down to the nearest whole million dollar level and shall exclude the impact of restructuring, acquisition-related intangible amortization expense, foreign exchange, and other non-recurring charges that are specifically excluded from the calculation of the Company’s “cash” operating income for the applicable period, as described and quantified in the Company’s earnings press release(s).
(iv) “Synergies” or “Synergy” means the aggregate annualized revenue enhancements or cost savings relating to the Transaction that are achieved by the Company during the Performance Period, including, without limitation, revenue enhancements from pricing initiatives and the cross-selling of products and solutions, reductions in personnel and/or elimination of unfilled open positions, reductions in general and administrative expenses, optimization of benefit programs, consolidation of facilities, integration of departments or cost centers, future cost avoidance, elimination or reduction of contractual obligations including any vendor savings, reductions in income tax expenses from tax planning strategies and depreciation savings from avoided capital expenditures.  Synergies shall be calculated on a pre-tax basis and gross of one-time costs relating to the Transaction.
(v) “Performance Period” means the period beginning on April 22, 2016 and ending on August 31, 2018.
(vi) “Target Award” has the meaning set forth on Exhibit A attached hereto.
(vii) “Transaction” means the April 22, 2016 merger between Global Payments Inc. and Heartland Payment Systems, Inc.
2.    Performance Units. The Performance Units have been credited to a bookkeeping account on behalf of Grantee. The Performance Units will be earned in whole, in part, or not at all, as provided on Exhibit A attached hereto. Any Performance Units that fail to vest in accordance with the terms of this Certificate will be forfeited and reconveyed to the Company without further consideration or any act or action by Grantee.
3.     Conversion to Shares. Except as otherwise provided in Sections 4 below:
(i) fifty percent (50%) of the Performance Units that are earned based on performance (each an “Earned Unit”) will be converted to actual unrestricted Shares (one Share per Earned Unit) on the Conversion Date. These shares will be registered on the books of the Company in Grantee’s name as of the Conversion Date and stock certificates for the Shares shall be delivered to Grantee or Grantee’s designee upon request of the Grantee; and
(ii) the remaining fifty percent (50%) of the Earned Units will be converted to service-based Restricted Stock (one share of Restricted Stock per Earned Unit) on the Conversion Date. Such shares of Restricted Stock will be subject to the terms and conditions set forth in a Restricted Stock Award Certificate in the form attached hereto as Exhibit B.
4.    Termination of Employment. If Grantee’s employment is terminated during the Performance Period, the following provisions of this Section 4 shall govern the vesting of the Performance Units:
(i) Death or Disability. If Grantee’s employment is terminated by reason of death or Disability, the number of Performance Units earned shall be determined at the end of the Performance Period based on actual performance as of the end of the Performance Period.

(ii) Any Other Reason. Grantee’s employment agreement or any other similar agreement with the Company shall govern the treatment of the Performance Units in the event of Grantee’s termination of employment for any reason other than death or Disability.

Terms and Conditions- Performance Unit Award Certificate (Synergy Incentive Plan)

5.    Restrictions on Transfer and Pledge. No right or interest of Grantee in the Performance Units may be pledged, encumbered, or hypothecated or be made subject to any lien, obligation, or liability of Grantee to any other party other than the Company or an Affiliate. The Performance Units may not be sold, assigned, transferred or otherwise disposed of by Grantee other than by will or the laws of descent and distribution.
6.     Change in Control. If a Change in Control occurs during the Performance Period and while Grantee remains employed, then the number of Performance Units earned (each, a “CIC Earned Unit”) shall be the greater of (A) the number of Performance Units that would have been earned based on actual performance as of the effective date of the Change in Control, as determined by the Committee, or (B) the Target Award. Fifty percent (50%) of any CIC Earned Units will be converted to actual unrestricted shares (one share per CIC Earned Unit) on the effective date of the Change in Control. The remaining fifty percent (50%) of any CIC Earned Units will be converted to service-based Restricted Stock (one share of Restricted Stock per CIC Earned Unit) on the effective date of the Change in Control. Such Restricted Stock will be subject to the terms and conditions set forth in a Restricted Stock Award Certificate in the form attached hereto as Exhibit B.
7.    Restrictions on Issuance of Shares. If at any time the Committee shall determine, in its discretion, that registration, listing or qualification of the Shares underlying the Performance Units upon any securities exchange or similar self-regulatory organization or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the settlement of the Performance Units, stock units will not be converted to Shares in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
8.    Limitation of Rights. The Performance Units do not confer to Grantee or Grantee’s beneficiary, executors or administrators any rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with the units. Nothing in this Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s employment at any time, nor confer upon Grantee any right to continue in employment of the Company or any Affiliate.
9.    No Entitlement to Future Awards. The grant of the Performance Units does not entitle Grantee to the grant of any additional units or other awards under the Plan in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of units, and vesting provisions.
10.    Payment of Taxes. The Company or any Affiliate employing Grantee has the authority and the right to deduct or withhold, or require Grantee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the vesting or settlement of the Performance Units. The withholding requirement may be satisfied, in whole or in part, at the election of the Company’s general counsel, principal financial officer or chief accounting officer, by withholding from the settlement of the stock units Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as such officer establishes. The obligations of the Company under this Certificate will be conditional on such payment or arrangements, and the Company and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.
11.    Amendment. The Committee may amend, modify or terminate this Certificate without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested (i.e., as if all restrictions on the Performance Units hereunder had expired) on the date of such amendment or termination.
12.    Plan Controls. The terms contained in the Plan shall be and are hereby incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plan. Without limiting the foregoing, the terms and conditions of the Performance Units, including the number of shares and the class or series of capital stock which may be delivered upon settlement of the Performance Units, are subject to adjustment as provided in Article 15 of the Plan and are subject to Section 17.3 of the Plan related to Code Section 409A. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative. In the event of any conflict between the provisions of this Certificate and the terms of a written employment, key position, or change-in-control agreement with Grantee, the provisions of the written employment, key position, or change-in-control agreement shall be controlling and determinative.
13.    Governing Law. This Certificate shall be construed in accordance with and governed by the laws of the State of Georgia, United States of America, regardless of the law that might be applied under principles of conflict of laws. Grantee

Terms and Conditions- Performance Unit Award Certificate (Synergy Incentive Plan)

hereby agrees and submits to jurisdiction in the state and federal courts of the State of Georgia and waives objection to such jurisdiction.
14.    Severability. If any one or more of the provisions contained in this Certificate is deemed to be invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.
15.    Relationship to Other Benefits. The Performance Units shall not affect the calculation of benefits under any other compensation plan or program of the Company, except to the extent specially provided in such other plan or program.
16.    Clawback. Notwithstanding anything to the contrary in this Certificate, the Plan, or any employment, key position, or change-in-control agreement with Grantee, the award granted hereunder is subject to the provisions of the following clawback policy established by the Committee prior to the grant of the Performance Units hereunder. The Committee may seek to recoup all or any portion of the value of any annual or long-term incentive awards provided to any current or former executive officers in the event that the Company’s financial statements are restated due to the Company’s material noncompliance with any financial reporting requirement under the securities laws (the “Restatement”).  The Committee may seek recoupment from any current or former executive officer who received incentive-based compensation, granted after the date hereof, during the three (3) year period preceding the date that the Company was required to prepare the Restatement.  The Committee may seek to recover the amount by which the individual executive's incentive payments exceeded the lower payment that would have been made based on the restated financial results and the Committee may determine whether the Company shall effect such recovery:  (i) by seeking repayment from the executive; (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the executive under any compensatory plan, program or arrangement maintained by the Company; or (iii) a combination of foregoing.  The Grantee hereby acknowledges that this award is subject to the foregoing policy and agrees to make any repayment required in connection therewith.
17.    Notice. Notices and communications hereunder must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328; Attn: Corporate Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.
18.    Non-Competition and Non-Solicitation. As a condition of Grantee’s receipt of this Award, Grantee agrees to the following restrictions. Grantee acknowledges and agrees that as a result of Grantee’s employment with the Company or an Affiliate, Grantee’s knowledge of and access to confidential and proprietary information, and Grantee’s relationships with the Company’s or its Affiliate’s customers and employees, Grantee would have an unfair competitive advantage if Grantee were to engage in activities in violation of this Agreement. Grantee also acknowledges and agrees that the covenants in this Section 18 are necessary to protect the trade secrets of Company or its Affiliate.
18.1    Non-Competition. During the term of Grantee’s employment and for a period of twenty-four (24) months immediately following the termination of Grantee’s employment for any reason, Grantee shall not, directly or indirectly, seek or obtain any employment or independent contractor relationship with a Competitor, or otherwise engage in Competitive Services, in the geographic area in which the Company or an Affiliate conducts business, in which Grantee has duties for (or provides services to) such Competitor that relate to Competitive Services and are the same or similar to those services actually performed by Grantee for the Company; provided, however, that (a) nothing in this Section 18.1 shall prohibit Grantee from acquiring or holding, for investment purposes only, less than five percent (5%) of the outstanding publicly traded securities of any corporation which may compete directly or indirectly with the Company or an Affiliate; and (b) the time period of the non-compete in this Section shall not be longer than the time period of the non-compete in a written employment agreement between Grantee and the Company.
18.2    Non-Solicitation of Customers. During the term of Grantee’s employment and for a period of twenty-four (24) months immediately following the termination of Grantee’s employment for any reason, Grantee shall not, directly or indirectly, on Grantee’s own behalf or on behalf of any other individual, corporation, partnership, joint venture, limited liability company, association or other entity or otherwise, solicit, divert or take away or attempt to solicit divert or take away any Protected Customer for the purpose of providing or selling Competitive Services; provided however, that the non-solicitation restriction contained in this Section 18.2 shall only apply to those Protected Customers (a) with whom Grantee, alone or in conjunction with others, had business dealings with on behalf of the Company or an Affiliate during the twelve (12) month period immediately preceding the termination of Grantee’s employment or any earlier date of any alleged breach

Terms and Conditions- Performance Unit Award Certificate (Synergy Incentive Plan)

by Grantee of the restriction in Section 18.2 hereof, and/or (b) for whom Grantee was responsible for supervising or coordinating the business dealings between the Company or the Affiliate and the Protected Customer during the twelve (12) month period immediately preceding the termination of Grantee’s employment or any earlier date of any alleged breach by Grantee of the restriction in Section 18.2 hereof.
18.3    Non-Solicitation of Employees. During the term of Grantee’s employment and for a period of twenty-four (24) months immediately following the termination of Grantee’s employment for any reason, Grantee shall not, directly or indirectly, on Grantee’s own behalf or on behalf of any other individual, corporation, partnership, joint venture, limited liability company, association or other entity or otherwise, solicit or induce any Protected Employee with whom Grantee worked or otherwise had material contact with through employment with the Company or an Affiliate to terminate his or her employment relationship with the Company or an Affiliate or to enter into employment with any other individual, corporation, partnership, joint venture, limited liability company, association or other entity.
18.4    Definitions. For purposes of this Section 18, the following definitions shall apply:
(a)    “Competitive Services” means services competitive with the business activities engaged in by the Company or an Affiliate as of the date of termination of Grantee’s employment for any reason or any earlier date of an alleged breach by Grantee of the restrictions in Section 18 hereof, which include, but are not limited to, the provision of products and services to facilitate or assist with the movement in electronic commerce of payment and financial information, merchant processing, merchant acquiring, credit and debit transaction processing, check guarantee and verification, electronic authorization and capture, terminal management services, purchase card services, financial electronic data interchange, cash management services, and wire transfer services.
(b)    “Competitor” means any individual, corporation, partnership, joint venture, limited liability company, association, or other entity or enterprise which is engaged, wholly or in part, in Competitive Services, including but not limited to the following companies, all of whom engage in Competitive Services (and all of their parents, subsidiaries, or affiliates who engage in Competitive Services) and all of the successors in interest to any of the foregoing: TSYS Acquiring Solutions, Chase Paymentech Solutions, First Data Corporation, Total System Services, Inc., Vantiv, Wells Fargo Merchant Services, First National Merchant Solutions, RBS Lynk, TransFirst Holdings, iPayment, BA Merchant Services, NPC, Elavon Merchant Services and Moneris Solutions.
(c)    “Protected Customer” means any individual, corporation, partnership, joint venture, limited liability company, association, or other entity or enterprise to whom the Company or an Affiliate has sold or provided its products or services, or actively solicited to sell its products or services, during the twelve (12) months prior to termination of Grantee’s employment for any reason or any earlier date of an alleged breach by Grantee of the restrictions in Section 18 hereof.
(d)    “Protected Employee” means any employee of the Company or an Affiliate who was employed by Company or an Affiliate at any time within six (6) months prior to termination of Grantee’s employment for any reason or any earlier date of an alleged breach by Grantee of the restrictions in Section 18 hereof.
18.5    Rights and Remedies Upon Breach. Grantee agrees that, in the event that Grantee breaches or threatens to breach the covenants set forth in Section 18 hereof, the Company shall be entitled to enjoin, preliminarily and permanently, Grantee from violating or threatening to violate the covenants set forth in Section 18 hereof and to have the covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. In addition, if the Grantee breaches any of the covenants set forth in Section 18 hereof, all unvested Shares covered by this Certificate shall be immediately forfeited. Such forfeiture shall be in addition to any other right the Company may have with respect to any such violation or breach.
18.6    Severability. Grantee acknowledges and agrees that the covenants set forth in Section 18 hereof are reasonable and valid in time and scope and in all other respects and shall be considered and construed as separate and independent covenants. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, the territory, the definition of activities or the definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and Grantee will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

Terms and Conditions- Performance Unit Award Certificate (Synergy Incentive Plan)

EXHIBIT A

Grantee may earn a percentage of the Maximum Award based on (i) the Company’s achievement of positive Operating Income, and (ii) the Company’s achievement of certain Synergy Targets by the end of the Performance Period, as follows:

A.	If Operating Income is zero or below, all of the Performance Units will be forfeited to the Company without further consideration or any act or action by Grantee.

B.
If Operating Income is above zero, the Maximum Award will be payable, subject to the Committee’s discretion to determine that a lesser number of Performance Units will be earned at the end of the Performance Period. In exercising such discretion, the Committee shall consider and be guided by the Company’s Synergies, as follows:

(1)
If less than $137.5 million in Synergies are achieved by the end of the Performance Period, none of the Performance Units will be earned and all of the Performance Units will be forfeited to the Company without further consideration or any act or action by Grantee.

(2)	If $137.5 million or more in Synergies are achieved by the end of the Performance Period, Performance Units shall be earned as follows:

Synergies Achieved (“Synergy Target”)	Number of Performance Units Earned
$137.5 million	[insert number earned] (“Target Award”)
>$137.5 million but <$150 million	(a)
>=$150 million	Maximum Award
(a) Payouts between performance levels will be determined based on straight line interpolation.

Terms and Conditions- Performance Unit Award Certificate (Synergy Incentive Plan)

EXHIBIT B

GLOBAL PAYMENTS INC.

RESTRICTED STOCK AWARD CERTIFICATE

Non-transferable
G R A N T T O

_________________
(“Grantee”)

by Global Payments Inc. (the “Company”) of

___________

shares of its common stock, no par value (the “Shares”) pursuant to and subject to the provisions of the Global Payments Inc. 2011 Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following pages of this award certificate (the “Terms and Conditions”). By accepting this Award, Grantee shall be deemed to have agreed to the terms and conditions set forth in this Restricted Stock Award Certificate (the “Certificate”) and the Plan.

Unless sooner vested in accordance with Section 3 of the Terms and Conditions or otherwise in the discretion of the Committee, the restrictions imposed under Section 2 of the Terms and Conditions will expire as to the following percentage of the Shares awarded hereunder, on the following respective dates; provided that Grantee is then still employed by the Company or any of its Affiliates:

Percentage of Shares	Date of Expiration of Restrictions
100%	8/31/19

IN WITNESS WHEREOF, Global Payments Inc., acting by and through its duly authorized officers, has caused this Certificate to be executed.

GLOBAL PAYMENTS INC.	Grant Date: __________ Grant Number: _______
By: __________________________ Its: Authorized Officer	Accepted by Grantee: __________________________

Terms and Conditions- Performance Unit Award Certificate (Synergy Incentive Plan)

TERMS AND CONDITIONS
1. Grant of Shares. The Company hereby grants to the Grantee named on the cover page hereof, subject to the restrictions and the other terms and conditions set forth in the Plan and in this Certificate, the number of Shares indicated on the cover page hereof of the Company’s no par value common stock (the “Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.
2. Restrictions. The Shares are subject to each of the following restrictions. “Restricted Shares” mean those Shares that are subject to the restrictions imposed hereunder which restrictions have not then expired or terminated. Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. If Grantee’s employment with the Company or any Affiliate terminates for any reason other than as set forth in paragraph (b) of Section 3 hereof, then Grantee shall forfeit all of Grantee’s right, title and interest in and to the Restricted Shares as of the date of employment termination, and such Restricted Shares shall revert to the Company. The restrictions imposed under this Section shall apply to all shares of the Company’s Stock or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock.
3. Expiration and Termination of Restrictions. The restrictions imposed under Section 2 will expire on the earliest to occur of the following (the period prior to such expiration being referred to herein as the “Restricted Period”):

(a)
As to the percentages of the Shares specified on the cover page hereof, on the respective dates specified on the cover page hereof; provided Grantee is then still employed by the Company or an Affiliate; or

(b)	Termination of Grantee’s employment by reason of death or Disability or, subject to the consent of the Committee, Grantee’s Retirement.
4. Delivery of Shares. The Shares will be registered on the books of the Company in Grantee’s name as of the Grant Date and will be held by the Company during the Restricted Period in certificated or uncertificated form. If a certificate for Restricted Shares is issued during the Restricted Period with respect to such Shares, such certificate shall be registered in the name of Grantee and shall bear a legend in substantially the following form:
“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in a Restricted Stock Award Certificate between the registered owner of the shares represented hereby and Global Payments Inc. Release from such terms and conditions shall be made only in accordance with the provisions of such Certificate, copies of which are on file in the offices of Global Payments Inc.”
Stock certificates for the Shares, without the above legend, shall be delivered to Grantee or Grantee’s designee upon request of Grantee after the expiration of the Restricted Period, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply if deemed advisable by the Company, with registration requirements under the Securities Act of 1933, listing requirements under the rules of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.
5. Voting and Dividend Rights. Grantee, as beneficial owner of the Shares, shall have full voting and dividend rights with respect to the Shares during and after the Restricted Period. If Grantee forfeits any rights he or she may have under this Certificate in accordance with Section 2, Grantee shall no longer have any rights as a shareholder with respect to the Restricted Shares or any interest therein and Grantee shall no longer be entitled to receive dividends on such stock.
6. No Right of Continued Employment. Nothing in the Plan or this Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s employment without liability at any time, nor confer upon Grantee any right to continue in the employ of the Company or any Affiliate.
7. No Entitlement to Future Awards. The grant of this Award does not entitle Grantee to the grant of any additional awards under the Plan in the future. Future grants, if any, will be at the sole discretion of the Company.
8. Payment of Taxes. Upon issuance of the Shares hereunder, Grantee may make an election to be taxed upon such award under Section 83(b) of the Code. The Company or any Affiliate employing Grantee has the authority and the right to deduct or withhold, or require Grantee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the vesting of the Shares. The withholding requirement may be satisfied, in whole or in part, at the election of the Company’s general counsel, principal financial officer or chief accounting officer, by withholding from the settlement Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as such officer establishes. The obligations of the

Terms and Conditions- Performance Unit Award Certificate (Synergy Incentive Plan)

Company under this Certificate will be conditional on such payment or arrangements, and the Company and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.
9. Amendment. The Committee may amend, modify or terminate this Certificate without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested (i.e., as if all restrictions on the Restricted Shares hereunder had expired) on the date of such amendment or termination.
10. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plan. Without limiting the foregoing, the Restricted Shares are subject to adjustment as provided in Article 15 of the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative. Any conflict between this Certificate and the terms of a written employment, key position, or change-in-control agreement with Grantee that has been approved, ratified or confirmed by the Committee shall be decided in favor of the provisions of such employment, key position, or change-in-control agreement.
11. Governing Law. This Certificate shall be construed in accordance with and governed by the laws of the State of Georgia, United States of America, regardless of the law that might be applied under principles of conflict of laws. Grantee hereby agrees and submits to jurisdiction in the state and federal courts of the State of Georgia and waives objection to such jurisdiction.
12. Severability. If any one or more of the provisions contained in this Certificate is deemed to be invalid, illegal or unenforceable, the other provisions of this Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.
13. Relationship to Other Benefits. The Shares shall not affect the calculation of benefits under any other compensation plan or program of the Company, except to the extent specially provided in such other plan or program.
14. Notice. Notices and communications hereunder must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Global Payments Inc., 10 Glenlake Parkway, North Tower, Atlanta, Georgia 30328; Attn: Corporate Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.
15. Clawback. Notwithstanding anything to the contrary in this Certificate, the Plan, or any employment, key position, or change-in-control agreement with Grantee, the award granted hereunder is subject to the provisions of the following clawback policy established by the Committee prior to the grant of the Restricted Shares hereunder. The Committee may seek to recoup all or any portion of the value of any annual or long-term incentive awards provided to any current or former executive officers in the event that the Company’s financial statements are restated due to the Company’s material noncompliance with any financial reporting requirement under the securities laws (the “Restatement”).  The Committee may seek recoupment from any current or former executive officer who received incentive-based compensation, granted after the date hereof, during the three (3) year period preceding the date that the Company was required to prepare the Restatement.  The Committee may seek to recover the amount by which the individual executive's incentive payments exceeded the lower payment that would have been made based on the restated financial results and the Committee may determine whether the Company shall effect such recovery:  (i) by seeking repayment from the executive; (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the executive under any compensatory plan, program or arrangement maintained by the Company; or (iii) a combination of foregoing.  The Grantee hereby acknowledges that this award is subject to the foregoing policy and agrees to make any repayment required in connection therewith.
16. Non-Competition and Non-Solicitation. As a condition of Grantee’s receipt of this Award, Grantee agrees to the following restrictions. Grantee acknowledges and agrees that as a result of Grantee’s employment with the Company or an Affiliate, Grantee’s knowledge of and access to confidential and proprietary information, and Grantee’s relationships with the Company’s or its Affiliate’s customers and employees, Grantee would have an unfair competitive advantage if Grantee were to engage in activities in violation of this Agreement. Grantee also acknowledges and agrees that the covenants in this Section 16 are necessary to protect the trade secrets of Company.
16.1    Non-Competition. During the term of Grantee’s employment and for a period of twenty-four (24) months immediately following the termination of Grantee’s employment for any reason, Grantee shall not, directly or indirectly,

Terms and Conditions- Performance Unit Award Certificate (Synergy Incentive Plan)

seek or obtain any employment or independent contractor relationship with a Competitor, or otherwise engage in Competitive Services, in the geographic area in which the Company or an Affiliate conducts business, in which Grantee has duties for (or provides services to) such Competitor that relate to Competitive Services and are the same or similar to those services actually performed by Grantee for the Company; provided, however, that (a) nothing in this Section 16.1 shall prohibit Grantee from acquiring or holding, for investment purposes only, less than five percent (5%) of the outstanding publicly traded securities of any corporation which may compete directly or indirectly with the Company or an Affiliate, and (b) the time period of the non-compete in this Section 16.1 shall not be longer than the time period of the non-compete in a written employment agreement between Grantee and the Company.
16.2    Non-Solicitation of Customers. During the term of Grantee’s employment and for a period of twenty-four (24) months immediately following the termination of Grantee’s employment for any reason, Grantee shall not, directly or indirectly, on Grantee’s own behalf or on behalf of any other individual, corporation, partnership, joint venture, limited liability company, association or other entity or otherwise, solicit, divert or take away or attempt to solicit divert or take away any Protected Customer for the purpose of providing or selling Competitive Services; provided however, that the non-solicitation restriction contained in this Section 16.2 shall only apply to those Protected Customers (a) with whom Grantee, alone or in conjunction with others, had business dealings with on behalf of the Company or an Affiliate during the twelve (12) month period immediately preceding the termination of Grantee’s employment or any earlier date of any alleged breach by Grantee of the restriction in Section 16.2 hereof, and/or (b) for whom Grantee was responsible for supervising or coordinating the business dealings between the Company or an Affiliate and the Protected Customer during the twelve (12) month period immediately preceding the termination of Grantee’s employment or any earlier date of any alleged breach by Grantee of the restriction in Section 16.2 hereof.
16.3    Non-Solicitation of Employees. During the term of Grantee’s employment and for a period of twenty-four (24) months immediately following the termination of Grantee’s employment for any reason, Grantee shall not, directly or indirectly, on Grantee’s own behalf or on behalf of any other individual, corporation, partnership, joint venture, limited liability company, association or other entity or otherwise, solicit or induce any Protected Employee with whom Grantee worked or otherwise had material contact with through employment with the Company or an Affiliate to terminate his or her employment relationship with the Company or an Affiliate or to enter into employment with any other individual, corporation, partnership, joint venture, limited liability company, association or other entity.
16.4    Definitions. For purposes of this Section 16, the following definitions shall apply:
(a)    “Competitive Services” means services competitive with the business activities engaged in by the Company or an Affiliate as of the date of termination of Grantee’s employment for any reason or any earlier date of an alleged breach by Grantee of the restrictions in Section 16 hereof, which include, but are not limited to, the provision of products and services to facilitate or assist with the movement in electronic commerce of payment and financial information, merchant processing, merchant acquiring, credit and debit transaction processing, check guarantee and verification, electronic authorization and capture, terminal management services, purchase card services, financial electronic data interchange, cash management services, and wire transfer services.
(b)    “Competitor” means any individual, corporation, partnership, joint venture, limited liability company, association, or other entity or enterprise which is engaged, wholly or in part, in Competitive Services, including but not limited to the following companies, all of whom engage in Competitive Services (and all of their parents, subsidiaries, or affiliates who engage in Competitive Services) and all of the successors in interest to any of the foregoing: TSYS Acquiring Solutions, Chase Paymentech Solutions, First Data Corporation, Total System Services, Inc., Vantiv, Wells Fargo Merchant Services, First National Merchant Solutions, RBS Lynk, TransFirst Holdings, iPayment, BA Merchant Services, NPC, Elavon Merchant Services and Moneris Solutions.
(c)    “Protected Customer” means any individual, corporation, partnership, joint venture, limited liability company, association, or other entity or enterprise to whom the Company or an Affiliate has sold or provided its products or services, or actively solicited to sell its products or services, during the twelve (12) months prior to termination of Grantee’s employment for any reason or any earlier date of an alleged breach by Grantee of the restrictions in Section 16 hereof.
(d)    “Protected Employee” means any employee of the Company or an Affiliate who was employed by Company or an Affiliate at any time within six (6) months prior to the termination of Grantee’s employment for any reason or any earlier date of an alleged breach by Grantee of the restrictions in Section 16 hereof.
16.5    Rights and Remedies Upon Breach. Grantee agrees that, in the event that Grantee breaches or threatens to breach the covenants set forth in Section 16 hereof, the Company shall be entitled to enjoin, preliminarily and permanently,

Terms and Conditions- Performance Unit Award Certificate (Synergy Incentive Plan)

Grantee from violating or threatening to violate the covenants set forth in Section 16 hereof and to have the covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. In addition, if the Grantee breaches any of the covenants set forth in Section 16 hereof, all unvested Shares covered by this Certificate shall be immediately forfeited. Such forfeiture shall be in addition to any other right the Company may have with respect to any such violation or breach.
16.6    Severability. Grantee acknowledges and agrees that the covenants set forth in Section 16 hereof are reasonable and valid in time and scope and in all other respects and shall be considered and construed as separate and independent covenants. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, the territory, the definition of activities or the definition of information covered is considered to be invalid or unreasonable in scope, the invalid or unreasonable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and Grantee will not be impaired and the provision in question shall be enforceable to the fullest extent of the applicable laws.

Terms and Conditions- Performance Unit Award Certificate (Synergy Incentive Plan)